UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 2, 2016

SPARTON CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Ohio	1-1000	38-1054690
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

425 Martingale Road Suite 1000 Schaumburg, Illinois	60173-2213
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 772-7866

(Former Name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On November 2, 2016, the Company held its 2016 Annual Meeting of shareholders. At the Annual Meeting, the shareholders voted on the following matters:

Proposal 1

Election of Directors

The eight nominees for a term ending at the 2017 Annual Meeting received the following votes:

Name	For	Against	Abstain	Broker Non-Votes
Alan L. Bazaar	6,393,371	347,461	228,732	2,074,447
James D. Fast	3,791,824	3,128,704	49,036	2,074,447
Joseph J. Hartnett	5,842,000	1,078,402	49,162	2,074,447
John A. Janitz	6,333,254	580,065	56,245	2,074,447
Charles R. Kummeth	5,825,430	1,094,998	49,136	2,074,447
David P. Molfenter	5,956,675	963,753	49,136	2,074,447
James R. Swartwout	3,526,193	3,394,235	49,136	2,074,447
Frank A. Wilson	3,527,858	3,219,913	221,793	2,074,447

Proposal 2

Ratification of the Appointment of Independent Registered Public Accountants

The proposal to ratify the appointment of BDO USA, LLP as the Company’s independent registered public accountants for the fiscal year ending July 2, 2017 by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
5,551,640	2,710,012	782,359	0

Proposal 3

Advisory Vote on Named Executive Officer Compensation

The proposal to approve the Named Executive Officer compensation by an advisory vote received the following votes:

For	Against	Abstentions	Broker Non-Votes
6,534,122	354,723	80,719	2,074,447

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SPARTON CORPORATION

Dated: November 4, 2016	By:	/s/ Joseph J. Hartnett
Joseph J. Hartnett, Interim President and Chief Executive Officer